EXHIBIT A

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: May 22, 2018

[Signature Page Follows]

EQT GATHERING HOLDINGS, LLC

By:	/s/ Jeremiah J. Ashcroft III
Name:	Jeremiah J. Ashcroft III
Title:	President

RICE MIDSTREAM GP HOLDINGS LP

By: Rice Midstream GP Management LLC

By:	/s/ Jeremiah J. Ashcroft III
Name:	Jeremiah J. Ashcroft III
Title:	President

RICE MIDSTREAM GP MANAGEMENT LLC

By:	/s/ Jeremiah J. Ashcroft III
Name:	Jeremiah J. Ashcroft III
Title:	President

RICE MIDSTREAM HOLDINGS LLC

By:	/s/ Jeremiah J. Ashcroft III
Name:	Jeremiah J. Ashcroft III
Title:	President

RICE ENERGY OPERATING LLC

By:	/s/ David E. Schlosser, Jr.
Name:	David E. Schlosser, Jr.
Title:	President

EQT RE, LLC

By:	/s/ David E. Schlosser, Jr.
Name:	David E. Schlosser, Jr.
Title:	President

EQT PRODUCTION COMPANY

By:	/s/ David E. Schlosser, Jr.
Name:	David E. Schlosser, Jr.
Title:	President

Signature Page to Joint Filing Agreement for EQT GP Holdings, LP

EQT INVESTMENTS HOLDINGS, LLC

By:	/s/ Joshua C. Miller
Name:	Joshua C. Miller
Title:	Vice President

EQT CORPORATION

By:	/s/ Robert J. McNally
Name:	Robert J. McNally
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Joint Filing Agreement for EQT GP Holdings, LP